Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is dated as of May 3, 2011, between Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
ARTICLE I.
DEFINITIONS
     1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.01:
          “Action” shall have the meaning ascribed to such term in Section 3.01(o).
          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.
          “Board of Directors” means the board of directors of the Company.
          “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
          “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.01.
          “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.
          “Commission” means the United States Securities and Exchange Commission.
          “Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
          “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

          “Company Counsel” means Cooley llp, with offices located at 380 Interlocken Crescent, Suite 900, Broomfield, CO 80021.
          “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other equity awards to employees, officers, directors or consultants of the Company pursuant to any equity incentive plan filed as exhibits to the Company’s SEC Reports, including, but not limited to, the Company’s 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2005 Employee Stock Purchase Plan, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions, licensing or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. A Variable Rate Transaction shall not be an Exempt Issuance.
          “GAAP” shall have the meaning ascribed to such term in Section 3.01(m).
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act.
          “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction other than restrictions imposed by securities laws.
          “Material Adverse Effect” means: (a) a material adverse effect on the Company’s ability to perform in any material respect its obligations under any Transaction Document, or (b) a material adverse change in the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, from that set forth or incorporated by reference in the Prospectus and Prospectus Supplement; provided, however, that none of the following, in and of itself or themselves, shall constitute a Material Adverse Effect: (i) changes in the economy or financial markets generally in the United States or changes that are the result of acts of war or terrorism, in each case that do not have a disproportionate effect on the Company or its Subsidiaries; (ii) changes that are the result of factors generally affecting the industry in which the Company and its Subsidiaries operate that do not have a disproportionate effect on the Company or its Subsidiaries; and (iii) a decline in the price of the Company’s Common Stock on the Trading Market, provided that the exception in this clause (iii) shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Material Adverse Effect.
          “Material Permits” shall have the meaning ascribed to such term in Section 3.01(q).

          “Per Unit Purchase Price” means $1.35, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
          “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
          “Prospectus” means the base prospectus filed with the Registration Statement.
          “Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser before or at the Closing.
          “Registration Statement” means the effective registration statement on Form S-3 with the Commission file No. 333-166514 which registers the sale of the Shares, the Warrants and the Warrant Shares to the Purchasers.
          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
          “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
          “SEC Reports” shall have the meaning ascribed to such term in Section 3.01(bb).
          “Securities” means the Shares, the Warrant and the Warrant Shares.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.
          “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.
          “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof but before the Closing Date.

          “Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading.
          “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Global Market, the Nasdaq Capital Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE AMEX or the OTC Bulletin Board (or any successors to any of the foregoing).
          “Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.
          “Transfer Agent” means Mellon Investor Services, LLC, the current transfer agent of the Company, with a mailing address of 520 Pike St. Suite 1220, Seattle, WA 98101 and a facsimile number of (206) 674-3050, and any successor transfer agent of the Company.
          “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.
          “Warrants” means, collectively, the warrants to purchase shares of the Company’s Common Stock delivered to the Purchasers at the Closing in accordance with Section 2.02(a) hereof, in the form attached hereto as Exhibit A.
          “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.
ARTICLE II.
PURCHASE AND SALE
     2.01 Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $16,101,495.90 of Shares and Warrants. At the Closing, each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective Shares and Warrants, as determined pursuant to Section 2.02(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.02 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.02, 5.01 and 5.02, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.
     2.02 Deliveries.
          (a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

               (i) this Agreement duly executed by the Company;
               (ii) a legal opinion of Company Counsel, in the form previously provided to the Purchasers;
               (iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver via the Depository Trust Company’s Deposit/Withdrawal At Custodian system (“DWAC”) that number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Unit Purchase Price;
               (iv) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of the Company’s Common Stock equal to 35% of such Purchaser’s Shares, with an exercise price of $1.755, subject to adjustment as provided therein (such Warrant certificate may be delivered within three Trading Days of the Closing Date); and
               (v) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).
          (b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:
               (i) this Agreement duly executed by such Purchaser; and
               (ii) such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     3.01 Representations and Warranties of the Company. Except as set forth, or incorporated by reference, in the Registration Statement, the Prospectus, the Prospectus Supplement or the Disclosure Schedules, which disclosures in the Registration Statement, the Prospectus, the Prospectus Supplement and Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein, the Company hereby makes the following representations and warranties to each Purchaser:
          (a) The Registration Statement was declared effective as of 4:00 p.m. Eastern Time on May 20, 2010. The Company satisfies the eligibility requirements for the use of a registration statement on Form S-3 in connection with the offering contemplated hereby. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened by the Commission. Any required filing of the Prospectus Supplement will be made in the manner and within the time period required by such Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (b) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Purchasers, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus, or the Prospectus Supplement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (c) The documents incorporated by reference in the Registration Statement, Prospectus, or Prospectus Supplement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, Prospectus, or Prospectus Supplement, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(h)(4) of the Securities Act, if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Securities Act.
          (e) The Company has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have a Material Adverse Effect.
          (f) The Company has the full right, power and authority to enter into this Agreement, and dated as of the date hereof by and between the Company and the Purchasers, and to perform and to discharge its obligations hereunder and thereunder; this Agreement has been duly authorized, executed and delivered by the Company; the Warrants, when executed and delivered pursuant to the terms of this Agreement, will be duly authorized, executed and delivered by the Company and the Agreement constitutes, and the Warrant, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.
          (g) The Common Stock to be issued and sold by the Company to the Purchaser hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable free and clear of all Liens any preemptive or similar rights and will conform to the description thereof contained in the Registration Statement, Prospectus and Prospectus Supplement. The Warrants have been duly authorized, and when executed and delivered by the Company, will constitute valid and binding obligation of the Company enforceable in accordance with their terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and free of any preemptive or similar rights and will conform to the description thereof contained in the Registration Statement, Prospectus and Prospectus Supplement.
          (h) The Company has an authorized capitalization as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Registration Statement, Prospectus and Prospectus Supplement. As of May 2, 2011, there were 60,184,774 shares of Common Stock issued and outstanding and no shares of Preferred Stock, par value $0.0001 per share, of the Company issued and outstanding and 21,019,793 shares of Common Stock were issuable upon the exercise, conversion or settlement of all options, warrants, convertible securities and restricted stock units outstanding as of such date. Since such date, the Company has not issued any securities, other than Common Stock issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option and equity incentive plans, Common Stock issued pursuant to the exercise of warrants and other rights to purchase or exchange any securities for shares of Common Stock previously outstanding or the issuance of Common Stock in accordance with the settlement of previously outstanding restricted stock units or the issuance of Common Stock pursuant to the Company’s employee stock purchase program. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with U.S. federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described above or accurately described in the Registration Statement, Prospectus and Prospectus Supplement. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, Prospectus and Prospectus Supplement, accurately and fairly present the information required to be shown therein with respect to such plans, arrangements, options and rights. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.
          (i) None of the Subsidiaries of the Company has any operations, employees or owns any property nor do any of the Subsidiaries conduct any business.

          (j) The execution, delivery and performance of this Agreement and the Warrants by the Company, the issue and sale of the Securities by the Company and the consummation of the transactions contemplated hereby, and the issuance of the Warrant Shares upon due exercise of the Warrant in accordance with their terms, will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.
          (k) Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and the rules and regulations of The NASDAQ Stock Market LLC (“Nasdaq”) in connection with the offering and sale of the Securities by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement, and the Warrants by the Company, the offer or sale of the Securities or the consummation by the Company of the transactions contemplated hereby, or in connection with the issuance of the Warrant Shares upon due exercise of the Warrants in accordance with its terms.
          (l) Ernst & Young LLP, who have audited the Company’s consolidated balance sheets as of December 31, 2010 and 2009 and the consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2010, and for the period from December 19, 2000 (inception) to December 31, 2010 and the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ernst & Young LLP have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
          (m) The financial statements, together with the related notes, included or incorporated by reference in the Registration Statement, Prospectus or the Prospectus Supplement fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods. The financial statements, together with the related notes, included or incorporated by reference in the Registration Statement, Prospectus or the Prospectus Supplement comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act to be described, or included or incorporated by reference in the Registration Statement, Prospectus or the Prospectus Supplement. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, Prospectus or the Prospectus Supplement or a document incorporated by reference therein in accordance with the Securities Act which has not been included or incorporated as so required. The pro forma and pro forma as adjusted financial information and the related notes included or incorporated by reference in the Registration Statement, Prospectus and Prospectus Supplement have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
          (n) The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, Prospectus and Prospectus Supplement, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, with respect to clauses (i), (iii), (iv) and (v) of this paragraph (q), otherwise than as set forth or contemplated in the Registration Statement, Prospectus and Prospectus Supplement (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business and required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or as required to be disclosed in filings made by the Company with the Commission, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of options or warrants or in accordance with the settlement of restricted stock awards or restricted stock units previously outstanding under the Company’s existing stock awards plans, or any new grants thereof in the ordinary course of business, or the issuance of shares under the Company’s employee stock purchase plan), (iv) there has not been any material change in the Company’s long-term or short-term debt required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or required to be disclosed in filings made by the Company with the Commission, and (v) there has not been an occurrence that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (o) There is no Action (as defined below) to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is required to be described in the Registration Statement, Prospectus and Prospectus Supplement or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any Subsidiary, could have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby. “Action” means any action, claim, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary of the Company or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).
          (p) Neither the Company nor any Subsidiary is in (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (p), for any violations or defaults that, singularly or in the aggregate, would not have a Material Adverse Effect.
          (q) The Company has applied for and is pursuing in due course, all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its business as described in the Registration Statement, Prospectus and Prospectus Supplement (collectively, the “Material Permits”) except where any failures to possess, apply for, pursue or make the same, singularly or in the aggregate, would not have a Material Adverse Effect. The Company is in compliance with all such issued Material Permits; all such issued Material Permits are valid and in full force and effect and, as to pending applications therefor, are not based on any misrepresentation or omission of any material fact, except where the validity, misrepresentation, omission, or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. All such issued Material Permits are, and if issued on pending applications are expected to be, free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits. The Company has not received notification of any revocation or modification (or proceedings related thereto) of any such Material Permit and the Company has no reason to believe that any such issued Material Permit will not be renewed or, as to any pending application for a Material Permit, that such Permit will not be issued. The Company is in compliance with any post-issuance requirements of such issued Material Permits and, as to pending applications thereof, expect to be able to comply (or ensure that third parties acting for the Company comply) with any such requirements including, without limitation, any such requirements set forth in applicable sections of 21 C.F.R. Parts 211 and 820 as to quality controls and Good Manufacturing Practices, or, alternatively, the Company has determined that such compliance is not required by applicable law.
          (r) Neither the Company nor any of its Subsidiaries is or, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the Registration Statement, Prospectus and Prospectus Supplement, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
          (s) Neither the Company, its Subsidiaries nor, to the knowledge of the Company, any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which could in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
          (t) To the knowledge of the Company, the Company owns or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its business as currently conducted and as proposed to be conducted as described in the Registration Statement, Prospectus and Prospectus Supplement, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing except for those that could not reasonably be expected to have a Material Adverse Effect. The Intellectual Property licenses described in the Registration Statement, Prospectus and Prospectus Supplement are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any such Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any such Intellectual Property license. To the knowledge of the Company, the Company’s business as now conducted and as proposed to be conducted as described in the Registration Statement, Prospectus and Prospectus Supplement do not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. No claim has been made against the Company or any of its Subsidiaries alleging the infringement by the Company or any of its Subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its rights in all material Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the business as currently conducted. With respect to the use of the software in the Company’s’ business as it is currently conducted, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the knowledge of the Company, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or, if owned by the Company, is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public. The Company has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its Subsidiaries in the conduct of the Company’s their respective businesses. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.
          (u) The Company has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company taken as a whole, in each case free and clear of all Liens that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the real property leases and subleases material to the business of the Company, considered as one enterprise, and under which the Company holds properties described in the Registration Statement, Prospectus and Prospectus Supplement, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the real property leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.
          (v) No labor disturbance by the employees of the Company exists or, to the best of the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance has not had and could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
          (w) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which could reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause, singularly or in the aggregate, the loss of such qualification.
          (x) The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect. In the ordinary course of business, the Company and its Subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Material Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews, the Company and its Subsidiaries have reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect.
          (y) The Company and each of its Subsidiaries, (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (y), that would not, singularly or in the aggregate, have a Material Adverse Effect or are in good faith disputed and for which adequate reserves have been established on the Company’s balance sheet in accordance with GAAP. The Company and its Subsidiaries, each has not engaged in any transaction which is a corporate tax shelter or which could reasonably be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2010, the Company and its Subsidiaries each has not incurred any liability for taxes other than in the ordinary course. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.
          (z) The Company carries, or is covered by, insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is reasonably believed by the Company to be adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company has not been denied any insurance coverage that they have sought or for which they have applied.
          (aa) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, Prospectus and Prospectus Supplement, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.
          (bb) All agreements and other documents that were required to be filed as exhibits to all reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2007 (collectively, the “SEC Reports”) under Item 601 of

Regulation S-K to which the Company is a party, have been filed by the Company as exhibits to the SEC Reports. All agreements referenced in the foregoing sentence pursuant to which the Company, on the one hand, or any third party, on the other hand, have continuing rights or obligations as of the date of this Agreement (“Material Agreements”) are valid and enforceable against the Company, and to the knowledge of the Company, against the other parties thereto, in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the knowledge of the Company, no other party to a Material Agreement is in breach of or default under such Material Agreement. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements. Neither the Company, its Subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Material Agreement that is reasonably likely to result in a Material Adverse Effect.
          (cc) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Registration Statement, Prospectus and Prospectus Supplement or a document incorporated by reference therein and which is not so described.
          (dd) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or the issuance and sale of the Securities pursuant hereto, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, Prospectus and Prospectus Supplement, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.
          (ee) The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which could reasonably be expected to cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.
          (ff) Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Registration Statement, Prospectus and Prospectus Supplement.
          (gg) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, Prospectus and Prospectus Supplement has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.
          (hh) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The Nasdaq Global Market (the “NGM”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NGM, nor has the Company received any notification that the Commission or Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or listing. No consent, approval, authorization or order of, or filing, notification or registration with, the NGM is required for the listing and trading of the Common Stock on the NGM that will not have been obtained or filed as of the Closing.
          (ii) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect as of the date of this Agreement.
          (jj) The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Stock Market Rules that are in effect as of the date of this Agreement.
          (kk) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any applicable law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required to be disclosed in the Registration Statement, Prospectus and Prospectus Supplement or a document incorporated by reference therein.
          (ll) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for their capital resources required to be described in the Registration Statement, Prospectus and Prospectus Supplement or a document incorporated by reference therein which have not been described as required.
          (mm) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its Subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, Prospectus and Prospectus Supplement.
          (nn) The statistical and market related data included in the Registration Statement, Prospectus and Prospectus Supplement are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.
          (oo) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.
          (pp) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the transaction contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (qq) The clinical trials conducted by or on behalf of the Company that are described in the SEC Reports or the results of which are referred to in the documents relating to this Agreement and the purchase of the Securities, are the only clinical trials currently being conducted by or on behalf of the Company. Nothing has come to the attention of the Company that has caused the Company to believe that such studies and tests were and, if still pending, are being, conducted not in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to, the principles of Good Clinical Practice, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and the Company has made all reports, filings and notifications to authorities (“Governmental Authorities”) required thereunder, including, but not limited to, adverse events (whether or not statistically significant) and other reports required by 21 C.F.R. § 312.32. In such reports, the Company have accurately described in all material respects the experimental protocols, procedures and controls used in conducting such clinical trials as well as clinical results, adverse events and data analyses obtained therefrom. The descriptions of the results of such studies, tests and trials (including adverse events) contained in the SEC Reports, if any, are not inconsistent with the description made to Governmental Authorities of such results in any material respects. Except as described in the SEC Reports, no results of any other studies or tests have come to the attention of the Company that have caused the Company to believe that such results call into question the results described in the SEC Reports of the clinical trials. The Company has not received any notices or correspondence from the United States Food and Drug Administration (“FDA”) or any other governmental agency requiring the termination, suspension or modification of any clinical trials currently conducted by, or on behalf of, the Company or in which the Company has participated that are described in the SEC Reports, if any, or the results of which are referred to in the SEC Reports. Nothing has come to the attention of the Company that has caused the Company to believe that the clinical trials previously conducted by or on behalf of the Company while conducted by or on behalf of the Company, were not conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the SEC Reports, if any, are consistent with such results.
          (rr) The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of the State of Delaware that is or could become applicable to any of the Purchasers as of result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Common Stock and Warrants; provided, however, that, notwithstanding the foregoing, the Company and its Board of Directors have not taken any action to preclude any Purchaser from becoming an “interested stockholder” (as defined in Section 203 of the General Corporation Law of the State of Delaware) as a result of acquisition of the Securities.
          (ss) Based on the Company’s reasonable expectations as to the financial condition of the Company as of the Closing Date (and assuming the Closing shall have occurred), as of the date of this Agreement (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive at the Closing, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).
          (tt) No approval of the stockholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Stock Market Rules) is required for the Company to issue and deliver to the Purchasers the Securities. Any certificate signed by or on behalf of the Company and delivered to the Purchasers or to counsel for the Purchasers shall be deemed to be a representation and warranty by the Company to the Purchasers as to the matters covered thereby.
          (uu) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act. None of the Company, any of its affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.
          (vv) The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an Affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.
          (ww) Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) except pursuant to a non-disclosure agreement between the Company and any Purchaser, if applicable, the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, short sales or “derivative” transactions, before or after the Closing, may negatively impact the market price of the Company’s publicly-traded securities; and (iii) the Purchasers shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, except pursuant to a non-disclosure agreement between the Company and any Purchaser, if applicable, (y) the Purchasers may engage in hedging activities at various times during the period that the Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of this Agreement or the Warrants.
     3.02 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):
          (a) The Purchaser is either an individual or an entity duly organized, validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by or on behalf of the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, assuming due authorization, execution and delivery by the Company thereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
          (b) Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that the Purchaser first became aware of the transactions contemplated hereunder and ending immediately following the issuance of the press release described in Section 4.02 below, unless otherwise set forth in a non-disclosure agreement between the Company and such Purchaser. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase Shares covered by this Agreement. Other than to other Persons party to this Agreement and to representatives of the Purchaser, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.
          (c) The Purchaser represents that it has received or can obtain on the Commission’s EDGAR filing system at www.sec.gov the Prospectus and the Prospectus Supplement, which are parts of the Registration Statement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
     4.01 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise more than six months after the date of issuance of the Warrant (or one year in the event there is not adequate current public information available with respect to the Company as required by subsection (c) of Rule 144) and the holder is not and has not been an Affiliate of the Company within the 90 days prior to the date of exercise of the Warrant, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use best efforts to keep a registration statement effective until the earliest of (i) the time that the Warrants have expired and (ii) the exercise in full of all Warrants.
     4.02 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on May 3, 2011, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) by the end of the first Trading Day immediately following the date hereof, file a Current Report on Form 8-K, which shall include the Transaction Documents as exhibits thereto. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents, unless such information is covered by a non-disclosure agreement between the Company and such Purchaser, in which case such information will be disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the other parties to the transactions contemplated hereby except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).
     4.03 Furnishing of Information. Until the earliest of the time that (i) no Purchaser is the holder of Warrants or (ii) expiration of the Warrants or (iii) all Warrant Shares having been issued, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities, including without limitation, under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.
     4.04 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any material non-public information without the prior identification thereof and the express prior written consent of a Purchaser. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
     4.05 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder as set forth in the Prospectus Supplement.
     4.06 Reservation of Common Stock. As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and the Warrant Shares pursuant to the exercise of the Warrants.
     4.07 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and the Company shall promptly apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing or quotation of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is reasonably necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market.
     4.08 Subsequent Equity Sales and Current Financing Agreements. From the date hereof until 90 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents; provided, however, the immediately preceding clause in this Section 4.08 shall not apply in respect of an Exempt Issuance. Until the earlier of (i) 30 days following the date on which the Company receives from the FDA written approval of the new drug application to market AZ-004 (Staccato loxapine) or (ii) June 30, 2012, neither the Company nor any Subsidiary shall enter into any Variable Rate Transactions, issue any Common Stock or Common Stock Equivalents pursuant to the Azimuth equity line of credit entered into on May 26, 2010 by and between the Company and Azimuth Opportunity Ltd or any other facilities or agreements currently in place that permit the Company to issue Common Stock or Common Stock Equivalents or enter into, participate in, utilize, draw-down on any other similar agreements or facilities that permit the Company to issue equity or debt securities from time to time, or enter into, utilize or draw-down on any mortgages, indentures, borrowings, financings or credit facilities, other than Exempt Issuances or offerings subject to the rights contained in Section 4.09 hereof, for consideration.
     4.09 Participation Right in Subsequent Issuances.
          (a) Subject to the terms and conditions of this Section 4.09, until the earlier of (i) the date on which the Company receives from the FDA written approval of the new drug application to market AZ-004 (Staccato loxapine) or (ii) June 30, 2012, the Company shall not issue (an “Issuance”) any securities, including additional shares of Company Common Stock, Common Stock Equivalents or other equity or debt securities, or any other mortgages, indentures, borrowings, financings or credit facilities (the “Offered Securities”) to any Person (other than an Exempt Issuance or any Issuance in the form of a distribution, pro rata, to all holders of Company Common Stock for no consideration), unless, prior to such Issuance, the Company notifies each Purchaser in writing of the proposed Issuance and grants to each Purchaser or, at such Purchaser’s election, one of its Affiliates (x) the right to subscribe for and purchase or lend funds, as the case may be, at the same price and upon the same terms and conditions (including, in the event such securities are issued as a unit together with other securities, the purchase of such other securities) as the proposed Issuance (such right, an “Election Right”), up to an amount of Offered Securities calculated by multiplying the aggregate amount of Offered Securities by a fraction, the numerator of which equals the Subscription Amount paid by such Purchaser hereunder and the denominator of which equals the aggregate Subscription Amount paid by all Purchasers hereunder and (y) if all the Purchasers do not exercise their Election Rights in full, the right of each Purchaser that exercised its Election Right in full (each, a “Fully Exercising Purchaser”) to elect to purchase, at the price and on the terms specified in the Issuance Notice and subject to proration as provided below, up to a portion of such Offered Securities that are not sold pursuant to clause (x) (such number of Offered Securities being the “Remaining Offered Securities”) (such right, an “Over-Election Right”) determined as provided in Section 4.09(b), in each case, as long as the Company’s giving the Purchasers such opportunity to participate in such Issuance does not result in the violation of any applicable law or regulation or rule of any applicable Trading Market, provided, however, such exception shall not be construed to exclude the Purchasers from any such proposed Issuance based upon the fact the transactions contemplated hereby are conducted pursuant to the Registration Statement.
          (b) The Company shall give notice of any proposed Issuance (the “Issuance Notice”) to each Purchaser at least fourteen (14) calendar days in advance of such issuance, stating the Company’s bona fide intention to make such Issuance and the details thereof, including a good faith summary of the proposed details thereof, including the expected price and terms, if any, upon which it is offering such Offered Securities and the estimated number of Offered Securities that each Purchaser may elect to purchase under its Election Right. Within seven calendar (7) days after the receipt of the Issuance Notice, each Purchaser shall notify the Company in writing of the number of Offered Securities it will be willing to purchase under its Election Right (an “Election Right Notice”) and, if it is a Fully Exercising Purchaser, the maximum number of Remaining Offered Securities, if any, it will be willing to purchase under its Over-Election Right. If each Fully Exercising Purchaser elects to purchase a number of Remaining Offered Securities that equals or exceeds the aggregate number of Remaining Offered Securities multiplied by a fraction, the numerator of which equals the Subscription Amount paid by each Fully Exercising Purchaser hereunder and the denominator of which equals the aggregate Subscription Amount paid by all Fully Exercising Purchasers hereunder (for each such Fully Exercising Purchaser, its “Allocable Portion”), each Fully Exercising Purchasers shall purchase their Allocable Portion of the Remaining Offered Securities. Any Fully Exercising Purchaser that elects to purchase a number of Remaining Offered Securities that is less than its Allocable Portion shall purchase the number of Remaining Offered Securities set forth in its Election Right Notice and any Remaining Offered Securities shall be allocated on a pro rata basis among those Fully Exercising Purchasers, if any, who have elected to purchase a number of Remaining Offered Securities in excess of their Allocable Portion, up to the maximum number of Remaining Offered Securities set forth in their respective Election Right Notices. The Company shall give the Purchasers written notice within three (3) days following the Company’s receipt of the Election Right Notices regarding the number of Offered Securities that each Purchaser is permitted to Purchase pursuant to this Section 4.09.
          (c) Any Offered Securities that are offered for purchase to, but not purchased by, Purchasers pursuant to the preceding clauses (a) and (b) of this Section may be issued and sold by the Company in accordance with its original Issuance Notice.

     4.10 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.
     4.11 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.
     4.12 Indemnification of Purchasers. Subject to the provisions of this Section 4.12, the Company will indemnify, defend and hold harmless each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements (except as otherwise provided in this Section 4.12), court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any Person with respect to any of the transactions contemplated by the Transaction Documents (unless in the case of this clause (b) such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence or willful misconduct (collectively, the “Carve-Outs”)). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall, to the extent legally permissible, promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable written opinion of counsel to the Purchaser which is furnished to the Company, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The Company will have the exclusive right to settle any claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Purchaser Party, which shall not be unreasonably withheld or delayed; provided that such consent shall not be required if the settlement includes a full and unconditional release of the Purchase Party from all liability arising or that may arise out of such claim or proceeding and does not include a statement as to or an admission or fault, culpability or a failure to act by or on behalf of any Purchaser Party. To the extent that any payment made to a Purchaser Party is determined in a final, non-appealable judgment to have been improper by reason of the underlying action being based on conduct or circumstances set forth in the definition of the Carve-Outs, such Purchaser Party will promptly pay the Company such amount.
ARTICLE V.
CLOSING CONDITIONS
     5.01 Conditions to Purchasers’ Obligations. The respective obligations of the Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, the delivery by the Company of the items set forth in Section 2.02(a) of this Agreement and to each of the following additional terms and conditions:
          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the counsel to the Purchasers.
          (b) The Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
          (c) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Shares, the Warrants, the Registration Statement, the Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel for the Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (d) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, or as described in any document incorporated by reference to the Prospectus or the Registration Statement, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus.
          (e) The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares and Warrant Shares shall be listed and admitted and authorized for trading on The Nasdaq Global

Market, and, upon request, satisfactory evidence of such actions shall have been provided to counsel to the Purchasers. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from The Nasdaq Global Market, nor has the Company received any information suggesting that the Commission or The Nasdaq Global Market is contemplating terminating such registration or listing.
          (f) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.
          (g) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the issuance of the Securities, including the press release contemplated by Section 4.02 hereof.
          (h) Prior to the Closing Date, the Company shall have furnished to the counsel to the Purchasers such further information, certificates and documents as such counsel may reasonably request.
          (i) There shall have been no Material Adverse Effect with respect to the Company since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, Prospectus Supplement or Registration Statement.
     5.02 Conditions to Company’s Obligations. The obligations of the Company hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of each Purchaser contained herein, to the accuracy of the statements of each Purchaser made in any certificates pursuant to the provisions hereof, to the performance by each Purchaser of its obligations hereunder, the delivery by each Purchaser of the items set forth in Section 2.02(b) of this Agreement.
ARTICLE VI.
MISCELLANEOUS
     6.01 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before May 11, 2011; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).
     6.02 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.
     6.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     6.04 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
     6.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. If an amendment to this Agreement would have a disproportionately material adverse effect on the rights or obligations of one or more Purchasers under this Agreement as compared to the rights and obligations of other Purchasers hereunder, then such amendment will not be effective as to the Purchasers who are subject to such disproportionate material adverse effect without the written consent of the holders of a majority of the interest of the Shares held by such Purchasers based on the initial Subscription Amounts hereunder.
     6.06 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
     6.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.
     6.08 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     6.09 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     6.10 Survival. The representations, warranties, covenants and agreements contained herein shall survive the Closing and the delivery of the Securities.
     6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and, with respect to the Company and a Purchaser, shall become effective when counterparts have been signed by the Company and such Purchaser and delivered to each other, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
     6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
     6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including issuance of a replacement warrant certificate evidencing such restored right).

     6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, upon receipt by the Company of notice of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.
     6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents, without posting any bond. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     6.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, certain Purchasers and their respective counsel have chosen to communicate with the Company through Alston & Bird, LLP. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.
     6.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
     6.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
      6.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED

BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King

Name:	Thomas B. King

Title:	President and Chief Executive Officer
Address for Notice:
2091 Stierlin Court
Mountain View, CA 94043
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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ALEXZA SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	RA Capital Healthcare Fund, L.P.

Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory:	/s/ Peter Kolchinsky Peter Kolchinsky
Title of Authorized Signatory:	Manager
[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ALEXZA SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Blackwell Partners, LLC

Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory:	/s/ Geoffrey D. Keegan Geoffrey D. Keegan
Title of Authorized Signatory:	Investment Manager, DUMAC, LLC, Authorized Agent

Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory:	/s/ Bart J. Brunk Bart J. Brunk
Title of Authorized Signatory:	Controller, DUMAC, LLC, Authorized Agent
[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ALEXZA SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Boxer Capital, LLC

Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory:	/s/ Chris Fuglesang Chris Fuglesang
Title of Authorized Signatory:	Member, Counsel
[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ALEXZA SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	MVA Investors, LLC

Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory:	/s/ Chris Fuglesang Chris Fuglesang
Title of Authorized Signatory:	President, Member
[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ALEXZA SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Funds and Accounts under Management by BlackRock
Advisors, LLC and its advisor Affiliates

By:	BlackRock Advisors, LLC as investment advisor

Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory:	/s/ Andrew F. Thut Andrew F. Thut
Title of Authorized Signatory:	Managing Director, Portfolio Manager

EXHIBIT A
FORM OF WARRANT